UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008 (August 15, 2010)

SENSIVIDA MEDICAL TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-07405	22-1937826
(State or other jurisdiction	(Commission	(IRS Employer Identification No.)
of incorporation)	File Number)

150 Lucius Gordon Drive, Suite 110
West Henrietta, NY		14586
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 413-9080

77 Ridgeland Road, Henrietta, New York 14623
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The registrant ("Sensivida") has appointed Margaret Lydon as Chief Operating Officer and John P. Spoonhower as Chief Technology Officer.  Ms. Lydon has over 20 years experience in general management and product development in the medical device field and specific expertise in the development and commercialization of polymer coated and drug-eluting medical devices.  Immediately prior to joining SensiVida in 2010 Ms. Lydon was a consultant for one year to Isoflux Biomed, a company that develops inorganic coatings for medical devices. From 2003 to 2008 Ms. Lydon  was General Manager of Angiotech BioCoatings Corp., a subsidiary of Angiotech Pharmaceuticals, Inc., a company that develops and manufactures drug device combination products and polymer coatings for medical devices.  From 1988 to 2003 Ms. Lydon rose to the position of Vice President of Operations and Product Development for STS Biopolymers, Inc., a company that develops and manufactures polymer coatings for medical devices, and prior to that was an analytical lab technician with Eastman Kodak Company.  Ms. Lydon graduated from Saint John Fisher College and received her M.S. in Materials Science and Engineering from Rochester Institute of Technology.

Mr. Spoonhower was employed during 2008 and 2009 as Managing Director of the Innovation Interface at Cornell University, a not-for-profit supported by financial contributions from corporate sponsors to investigate new business opportunities using teams at both Cornell University and MIT, and held teaching positions at Cornell University in the MBA and engineering schools. From 1995 to June 2008 Mr. Spoonhower held a variety of positions with Eastman Kodak Company, including Director of External Alliances in the Office of the Chief Technology Officer, and Chief Technologist in the Systems Concepts Center. At Eastman Kodak Company Mr. Spoonhower twice won the CTO Patent Award. Mr. Spoonhower received a B.S. degree in Physics (magna cum laude) from the University of Notre Dame and M.S. and Ph.D. degrees in Applied and Engineering Physics from Cornell University. He has co-authored 55 refereed publications and currently has 56 granted patents and five patents pending.

Ms. Lydon has a renewable three year employment agreement with SensiVida under which she will receive an annual salary of  $125,000 and options over a three year period to acquire 400,000 shares of SensiVida's shares of common stock under SensiVida's 1999 Stock Incentive Plan.  Mr. Spoonhower also has a renewable three year employment agreement with SensiVida under which he will receive an annual salary of $125,000.

The foregoing is only a summary of the terms of the employment agreements of Ms. Lydon and Mr. Spoonhower with SensiVida and is qualified in its entirety by the employment agreements which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01	Exhibits and Financial Statements.

(d)	Exhibits

10.1	Employment Agreement dated August 15, 2010 between SensiVida Medical Technologies and Margy Lydon.

10.2	Employment Agreement dated August 15, 2010 between SensiVida Medical Technologies and John Spoonhower

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 2010	SensiVida Medical Technologies, Inc.

	By:	/s/ Jose Mir
Jose Mir
President